Exhibit 3.1

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

AMERICAN GENERAL ANNUITY INSURANCE COMPANY

ARTICLE ONE

The name of the corporation is American General Annuity Insurance Company (“the Corporation”).

ARTICLE TWO

The following amendment to the Articles of Incorporation was adopted by the unanimous written consent of the Corporation’s sole shareholder on November 16, 2001. Article One is amended to read:

“Article One

“The name of this Corporation shall be AIG Annuity Insurance Company.”

ARTICLE THREE

All of the issued and outstanding capital stock shares of the Corporation are owned by WNL Holding Corp., which voted all of such shares unanimously for the amendment by written consent. The number of shares of common stock outstanding and entitled to vote on such amendment was 50,000. The number of shares of common stock voted “For” the amendment was 50,000, and the number of shares voted “Against” the amendment was 0.

ARTICLE FOUR

The purpose of the amendment to the Articles of Incorporation is to change the Corporation’s name from American General Annuity Insurance Company to AIG Annuity Insurance Company. The amendment shall be effective as of March 1, 2002.

Dated this 16th day of November, 2001.

AMERICAN GENERAL ANNUITY INSURANCE COMPANY

By:	/s/ BRUCE R. ABRAMS
Its President

STATE OF TEXAS	§

§

COUNTY OF HARRIS	§

I, a Notary Public, do hereby certify that on this 16th day of November, 2001, personally appeared Bruce R. Abrams, who being by me first duly sworn, declared that he is the President of American General Annuity Insurance Company, that he signed the foregoing document as President of such Corporation, and that the statements contained therein are true and correct.

/s/ CLARA S. WILBANKS
Notary Public, State of Texas

[SEAL] CLARA S. WILBANKS (print name) My commission expires: June 27, 2003.

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AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

WESTERN NATIONAL LIFE INSURANCE COMPANY

ARTICLE ONE

Western National Life Insurance Company (the “Corporation”), pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act and the Texas Insurance Code, hereby adopts Restated Articles of Incorporation which accurately copy the Articles of Incorporation and all amendments thereto that are in effect to date and as further amended by such Restated Articles of Incorporation as hereinafter set forth and which contain no other change in any provision thereof.

ARTICLE TWO

The Articles of Incorporation of the Corporation are amended by the Restated Articles of Incorporation as follows:

a. The amendment changes Article I of the Amended Articles of Incorporation to read as follows:

“ARTICLE I

The name of the corporation is American General Annuity Insurance Company.”

ARTICLE THREE

Each such amendment made by the Restated Articles of Incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act and the Texas Insurance Code, and such Restated Articles of Incorporation and each such amendment made by the Restated Articles of Incorporation were duly adopted by a consent of the sole shareholder of the corporation on the 3rd day of December, 1997.

ARTICLE FOUR

The number of shares outstanding at the time of these amendments and restatement was 50,000, and the number of shares entitled to vote on the Restated Articles of Incorporation as so amended was 50,000, the holder of all such 50,000 shares has signed a written consent to the adoption of such amendments and Restated Articles of Incorporation as so amended.

ARTICLE FIVE

The Articles of Incorporation and all amendments and supplements thereto are hereby superseded by the following Articles of Incorporation, which accurately copy the entire text thereof including the amendment as above set forth:

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

AMERICAN GENERAL ANNUITY INSURANCE COMPANY

(Formerly Western National Life Insurance Company)

ARTICLE I

The name of the corporation is American General Annuity Insurance Company.

ARTICLE II

The purpose for which the Corporation is formed is to transact the business of a life, health and accident insurance company, to write and issue policies of insurance contracting for the payment of money or other things of value, conditioned on the continuance or cessation of human life, or conditioned upon injury, disablement or death of persons resulting from traveling or general accidents by land or water, or conditioned upon loss by reason of disability due to sickness or ill health, and to write and issue policies of insurance insuring, guaranteeing, contracting or pledging for the payment of endowments or annuities, as such insurance business is now or thereafter permitted and authorized under Chapter 3 of the Texas Insurance Code, or other laws of the State of Texas, or any state, nation, country, territory, possession, principality or the District of Columbia, in which the Company is authorized to do business; and to reinsure any such insurance risk or any part thereof ceded to it by other insurance companies.

ARTICLE III

The principal office and place where the business of the corporation is to be transacted is Amarillo, Potter County, Texas.

ARTICLE IV

The period of duration of the Corporation shall be perpetual.

ARTICLE V

The number of Directors shall be no less than five (5) nor more than fifteen (15) and those persons elected as directors shall serve as directors until the next meeting of the shareholders or until their successors are elected and qualified.

ARTICLE VI

The amount of authorized capital is Five Million Dollars ($5,000,000.00). The number of authorized shares of capital stock is One Hundred Thousand (100,000) shares with a par value of Fifty Dollars ($50.00) each. Fifty Thousand (50,000) shares, representing at least fifty person (50%) of such authorized capital stock shares, have been in good faith subscribed and fully paid for. All such authorized shares shall be common shares of the same class, shall have one vote per share at all shareholder meetings, and shall be equal in all respects. Shares may be redeemed by the Corporation and canceled only as authorized by the laws of this State.

ARTICLE VII

A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for an act or omission in such director’s capacity as a director, except for liability for (i) breach of a director’s duty of loyalty to the Corporation or its shareholders; (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which a director received an improper benefit whether or not the benefit resulted from an action taken within the scope of the director’s office; (iv) an act or omission for which the liability of a director is expressly provided by statute; or (v) an act related to an unlawful stock repurchase or payment of a dividend. If the laws of the State of Texas are hereafter amended to authorize corporate action further eliminating or limiting the personal liability of a director of the Corporation, then the liability of a director of the Corporation shall thereupon automatically be eliminated or limited to the fullest extent permitted by such laws. Any repeal or modification of this Article VII by the shareholders of the Corporation shall not adversely affect any right or protection of a director existing at the time of such appeal or modification with respect to events or circumstances occurring or existing prior to such time.

Dated this 3rd day of December, 1997.

AMERICAN GENERAL ANNUITY INSURANCE COMPANY Formerly WESTERN NATIONAL LIFE INSURANCE COMPANY

By:	/s/ JOHN A. GRAF
John A. Graf, President

and:	/s/ EVELYN M. CURRAN
Evelyn M. Curran, Secretary

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

BEFORE ME, the undersigned authority, on this 3rd day of December, 1997, personally appeared John A. Graf and Evelyn M. Curran, who being by me first duly sworn, declared that they are the President and Secretary, respectively, of American General Annuity Insurance Company, (formerly Western National Life Insurance Company, as of the Effective Time), and that they signed the foregoing document as President and Secretary of such Corporation, and that the statements contained therein are true and correct.

Given under my hand and seal of office.

/s/ DEBRA M. GREEN
Notary Public, State of Texas

My commission expires: 3-9-99

[SEAL]

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